UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2005

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 938-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 11, 2005, Knight-Ridder, Inc. issued a press release announcing plans to repurchase 10 million shares of its common stock. As part of this repurchase program, the company purchased 5 million shares of its common stock from Goldman, Sachs & Co. in a private transaction in connection with an accelerated stock buyback arrangement. The shares were repurchased for an upfront payment of approximately $312 million, or $62.36 per share, subject to a price adjustment provision. The remaining 5 million shares will be repurchased over the next six to nine months.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1      Press Release of Knight-Ridder, Inc. dated August 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Gary R. Effren
Gary R. Effren
Vice President/Finance

Dated: August 12, 2005

EXHIBIT INDEX

Exhibit Number	Name
99.1	Press Release of Knight-Ridder, Inc. dated August 11, 2005